UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

Holdco are providing the following unaudited pro forma combined financial information that has been prepared in accordance with Article 11 of Regulation S-X which requires pro forma Transaction Accounting Adjustments.

Capitalized terms not defined in the Unaudited Pro Forma Condensed Combined Financial Information of Wejo Holdings Ltd. have the meanings given to them in the "Selected Definitions" section below. Not all of the terms defined in the "Selected Definitions" section are used herein.

The unaudited pro forma combined balance sheet as of December 31, 2022, combines the audited consolidated balance sheet of the Accounting Predecessor as of December 31, 2022, and the audited balance sheet of TKB as of December 31, 2022, on a pro forma basis, as if the Business Combination had been consummated on December 31, 2022. The unaudited pro forma combined statement of operations and comprehensive loss for the year ended December 31, 2022, combine the audited consolidated statement of operations and comprehensive loss of the Accounting Predecessor for the year ended December 31, 2022, and audited statement of operations of TKB for the year ended December 31, 2022, on a pro forma basis, as if the Business Combination had been consummated on January 1, 2022, the beginning of the earliest period presented.

The historical financial information of the Accounting Predecessor was derived from Wejo’s audited consolidated financial statements contained in the Wejo 2022 Annual Report, which is included in the Wejo 2022 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (“SEC”) on April 3, 2023. The historical financial information of TKB was derived from the Audited Financial Statements of TKB as of December 31, 2022, which is incorporated by reference within Exhibit 99.1 in this Form 8-K. This information should be read together with the accompanying notes to the Unaudited Pro Forma Combined Financial Statements, Wejo Management’s Discussion and Analysis of Financial Condition and Results of Operations and the Accounting Predecessor’s consolidated financial statements and the notes related thereto included in the Wejo 2022 Annual Report on Form 10-K, as filed with the SEC on April 3, 2023, and TKB Management’s Discussion and Analysis of Financial Condition and Results of Operations and TKB’s financial statements and the notes related thereto as of and for the year ended December 31, 2022, incorporated by reference within Exhibit 99.1 in this Form 8-K.

Description of the Transaction

On January 10, 2023, TKB and the Accounting Predecessor entered into a Business Combination Agreement to effectuate the Business Combination. The transaction is effectuated as follows:

i.The Accounting Predecessor incorporated two wholly-owned subsidiaries, Holdco and Merger Sub 1. Holdco incorporated a wholly owned subsidiary, Merger Sub 2. Prior to the TKB Merger, on January 16, 2023, Wejo transferred all of its equity interests in Merger Sub 1 to Holdco so that Merger Sub 1 became a wholly owned subsidiary of Holdco.
ii.The TKB Merger will occur, whereby Merger Sub 1 will merge with and into TKB, with TKB continuing as the surviving company and the wholly-owned subsidiary of Holdco and the existing shareholders of TKB shall be entitled to the exchange consideration as described below
iii.The Wejo Merger will occur, whereby Merger Sub 2 will merge with and into the Accounting Predecessor, with the Accounting Predecessor continuing as the surviving company and wholly-owned subsidiary of Holdco and the existing shareholders of Accounting Predecessor shall be entitled to the exchange consideration as described below.
iv.Immediately following completion of the Business Combination, Holdco becomes the publicly traded company with Accounting Predecessor and TKB as its wholly-owned subsidiaries.

The terms of exchange will be as follows:

•Each TKB Ordinary Share issued and outstanding immediately prior to the TKB Merger shall be automatically converted into and represent the right to receive a number of Holdco Common Shares equal to the exchange ratio. The “exchange ratio” shall mean an amount equal to the quotient (rounded to the nearest whole cent, with .05 being rounded up) obtained by dividing $11.25 by the Average Accounting Predecessor Share price; provided, however, that if the average Accounting Predecessor Share Price is (x) greater than 3.00, the Exchange Ratio shall be 3.75 or if it is (y) less than 0.50, the Exchange Ratio shall be 22.50. “Average Accounting Predecessor Share Price” means the volume weighted average price per Accounting Predecessor Common Share (rounded to the nearest whole cent, with .05 being rounded up) on NASDAQ (as reported by Bloomberg L.P. or, if not reported thereby, by another authoritative source mutually agreed by the parties) for the 15 consecutive trading days immediately preceding the second trading day prior to the date of the TKB Meeting.

•Each Accounting Predecessor Common Share issued and outstanding immediately prior to the Accounting Predecessor Effective Time (other than Accounting Predecessor Excluded Shares and Accounting Predecessor Dissenting Shares) shall be automatically converted into and represent the right to receive one validly issued, fully paid and non-assessable Holdco Common Share.

•Each TKB Warrant that is outstanding and unexercised shall be assumed by Holdco and automatically represent a TKB Assumed Warrant. The number of Holdco Common Shares subject to each such TKB Assumed Warrant shall be equal to the product (rounded to the nearest whole number, with 0.5 being rounded up) of (x) the number of TKB Ordinary Shares subject to such TKB Warrant immediately prior to the TKB Effective Time multiplied by (y) the exchange ratio, and the exercise price of each such TKB Assumed Warrant shall be equal to the quotient of (1) the per-share exercise price of such TKB Warrant immediately prior to the TKB Effective Time divided by (2) the exchange ratio, which quotient shall be rounded to the nearest whole cent (with .05 being rounded up).

•Each Wejo Warrant that is outstanding and unexercised shall be assumed by Holdco and automatically represent a warrant to acquire one Wejo Assumed Warrant.

On January 6, 2023, TKB filed an Extension Proxy Statement for an extraordinary general meeting of its shareholders which was held on January 23, 2023, adjourned and reconvened on January 27, 2023, to extend the date by which TKB must complete an initial business combination to June 29, 2023. The number of TKB Class A Shares tendered for redemption was 17,533,296. Following the effectiveness of the extension, TKB had 11,116,704 TKB Class A Shares outstanding, of which the Sponsor holds 5,650,000 shares (which were converted from TKB Class B shares as discussed in Footnote 1 to the Unaudited Pro Forma Combined Financial Statements). There are currently 100,000 TKB Class B Shares currently outstanding which will be converted to TKB Class A Shares immediately prior to the closing of the Business Combination. The impact of the redemptions is shown under the column “Redemption of TKB Class A shares” on the Unaudited Pro Forma Combined Balance Sheet as of December 31, 2022.

Pursuant to those certain subscription agreements executed between the Sponsor and the Forward Purchasers, Sponsor shall irrevocably forfeit and surrender for no consideration and without any further action of any party up to an aggregate amount equal to 1,725,000 TKB Class B Shares and 3,225,000 TKB Private Warrants, which shall be inclusive of any TKB Class B Shares and TKB Private Warrants that Sponsor has agreed to forfeit in favor of the Forward Purchasers. Such forfeitures would result in a change to the ownership of the TKB Class B Shares and TKB private warrants but not reduce the total TKB Ordinary Shares or TKB Warrants outstanding. As such, there is no impact to the total number of TKB Ordinary Shares or TKB Warrants outstanding, reflected in the Unaudited Pro Forma Combined Financial Statements included herein.

Pursuant to the Business Combination Agreement, a condition for Closing is that, in the reasonable and good faith assessment of each Wejo and TKB, at the Effective Time, there is available cash on hand at Wejo or available cash to be borrowed pursuant to binding contractual commitments from third parties, in such amounts that, together with (A) the net proceeds of amounts in the Trust Account (net of Transaction Expenses and following the TKB Share Redemption), (B) any irrevocable and binding financing commitments entered into pursuant to the Business Combination Agreement and (C) any non-binding financing commitments or other sources of income that in the reasonable determination of Wejo are reasonably expected to be available following the Closing, will be sufficient to fund ordinary course working capital and other general corporate purposes of the Company in accordance with its mid-term business plan. TKB and Wejo are actively seeking additional financing through a Future PIPE and other financings to meet such condition under the Business Combination Agreement. As of March 31, 2023 Wejo entered into a non-binding letter of intent with a strategic investor to anchor the PIPE with a potential $20.0 million investment. However, if such Future PIPE and other financings together with the cash held in the Trust Account are not sufficient to meet the foregoing closing condition, TKB and Wejo can either waive such closing condition under the Business Combination Agreement or elect to terminate the Business Combination pursuant to the terms of the Business Combination Agreement. The unaudited pro forma combined financial information presents the Business Combination with no Future PIPE.

Anticipated Accounting Treatment

The Wejo Merger will be accounted for as a capital reorganization whereby Holdco will be the successor to the Accounting Predecessor because the Wejo Merger will be considered a common control transaction and accounted for using the as-if pooling-of-interests method described in ASC 805-50, whereby the historical values of the assets and liabilities of the Accounting Predecessor will be the same before and after the transaction.

The TKB Merger will be accounted for as a reverse recapitalization whereby Holdco issued shares in exchange for the net monetary assets of TKB accompanied by a recapitalization. Under this method of accounting, the ongoing financial statements of Holdco will reflect the net assets of TKB at historical cost, with no additional goodwill recognized.

Holdco has elected to provide the unaudited pro forma combined financial information under two different redemption scenarios below, which produce different allocations of total equity between holders of the common shares. As described in greater detail below in Basis of Presentation, the first scenario, or “no redemption scenario,” assumes that none of TKB’s public stockholders will exercise their right to have their common shares redeemed for cash, the second scenario, or “maximum redemption scenario,” assumes that holders of the maximum number of TKB’s Public Shares that could be redeemed for cash while still leaving sufficient cash available to consummate the Business Combination, will exercise their right to have their common shares redeemed for cash. Refer to Note 1 on “Basis of Preparation” for further details on different redemption scenarios used in proforma. TKB and Holdco are currently discussing potential Future PIPE and bridge financing arrangements which can change the available cash. However, such anticipated transactions are not yet probable at this time and therefore have not been included in the pro forma financial information.

Unaudited Pro Forma Combined Balance Sheet as of December 31, 2022

(In thousands, except share and per share amounts)

	TKB (Historical)	Accounting Predecessor (Historical)	Redemption of TKB Class A shares	Transaction Accounting Adjustments		Pro Forma Combined (Assuming no redemptions)	Accounting Adjustments (Assuming maximum redemption)		Pro Forma Combined (Assuming maximum redemption)
ASSETS
Cash	$124	$8,626	$—	$23,514	3(a)	$32,264	$(30,911)	3(a)	$1,353
Forward Purchase Agreement	—	2,687	—	—		2,687	—		2,687
Accounts receivable, net	—	4,264	—	—		4,264	—		4,264
Prepaid expenses and other current assets	336	6,727	—	—		7,063	—		7,063
Total current assets	460	22,304	—	23,514		46,278	(30,911)		15,367
Property and equipment, net	—	474	—	—		474	—		474
Intangible assets, net	—	7,337	—	—		7,337	—		7,337
Income tax receivables	—	—	—	—		—	—		—
Operating lease right-of-use-assets	—	452	—	—		452	—		452
Other assets	—	566	—	—		566	—		566
Investments held in Trust account	237,988	—	(181,144)	(56,844)	3(a)(1)	—	—	3(a)(1)	—
Total assets	$238,448	$31,133	$(181,144)	$(33,330)		$55,107	$(30,911)		$24,196

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable, including due to related party of $967	$—	$21,851	$—	$—		$21,851	$—		$21,851
Current portion of operating lease liability	—	431	—	—		431	—		431
Secured Convertible Notes	—	11,390	—	(11,390)	3(a)4	—	4,257	3(a)(4)	4,257
Accrued expenses and other current liabilities	1,659	26,599	—	(2,273)	3(g)	25,985	—	3(g)	25,985
Total current liabilities	1,659	60,271	—	(13,663)		48,267	4,257		52,524
Public warrants	—	594	—	—		594	—		594
Long term debt, net of unamortized debt discount and debt issuance costs	—	36,426	—	—		36,426	—		36,426
Long term portion of operating lease liability	—	21	—	—		21	—		21
Exchangeable Right Liability	—	403	—	—		403	—		403
Warrant liability - GM Securities Purchase Agreement	—	343	—	—		343	—		343
Other non-current liability	—	1,838	—	—		1,838	—		1,838

Warrant liabilities	483	—	—	—		483	—		483
Deferred underwriting fee	8,800	—	—	(8,800)	3(a)(3)	—	—	3(a)(3)	—
Total liabilities	10,942	99,896	—	(22,463)		88,375	4,257		92,632
Common shares subject to possible redemption (Temporary equity)	237,988	—	(181,144)	(56,844)	3(b)	—	—	3(b)	—
Commitments and contingencies
Shareholders' deficit
TKB Class A Shares	—	—	1	(1)	3(c)	—	—	3(c)	—
TKB Class B Shares	1	—	(1)	—		—	—		—
Holdco common shares	—	—	—	343	3(d)	343	(71)	3(d)	272
Wejo Common Shares	—	109	—	(109)		—	—		—
Additional paid-in capital	—	445,478	—	37,326	3(e)	482,804	(35,281)	3(e)	447,523
Accumulated other comprehensive income	—	14,854	—	—		14,854	—		14,854
Accumulated deficit	(10,483)	(529,204)	—	8,418	3(f)	(531,269)	184	3(f)	(531,085)
Total shareholders' deficit	(10,482)	(68,763)	—	45,977		(33,268)	(35,168)		(68,436)

Total liabilities, temporary equity and shareholders' deficit	$238,448	$31,133	$(181,144)	$(33,330)		$55,107	$(30,911)		$24,196

Unaudited Pro Forma Combined Statement of Operations and Comprehensive Loss for the Year Ended December 31, 2022

(In thousands, except share and per share amounts)

	TKB (Historical)	Accounting Predecessor (Historical)	Transaction Accounting Adjustments		Pro Forma Combined (Assuming no redemptions	Accounting Adjustments (Assuming maximum redemption)		Pro Forma Combined (Assuming maximum redemption)
Revenue, net	$—	$8,396	$—		$8,396	$—		$8,396
Costs and operating expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below)	—	7,739	—		7,739	—		7,739
General and administrative	2,336	62,104	—		64,440	—		64,440
Sales and marketing	—	20,569	—		20,569	—		20,569
Technology and development	—	33,893	—		33,893	—		33,893
Depreciation and amortization	—	4,037	—		4,037	—		4,037
Total cost and operating expenses	2,336	128,342	—		130,678	—		130,678
Loss from operations	(2,336)	(119,946)	—		(122,282)	—		(122,282)
Interest income	3,384	—	(3,384)	3(h)	—	—	3(h)	—
Interest expense	—	(5,249)	(1,430)	3(a)	(6,679)	—		(6,679)
Change in fair value of warrant liabilities	10,197	—	—		10,197	—		10,197
Other expense, net	—	(33,645)	(684)	3(a)6	(34,329)	228	3(a)4	(34,101)
Income (loss) before taxation	11,245	(158,840)	(5,498)		(153,093)	228		(152,865)
Income tax expense	—	(413)	—		(413)	—		(413)
Net income (loss)	11,245	(159,253)	(5,498)		(153,506)	228		(153,278)
Other comprehensive income	—	12,607	—		12,607	—		12,607
Total comprehensive income (loss)	$11,245	$(146,646)	$(5,498)		$(140,899)	$228		$(140,671)
Basic and diluted weighted average share outstanding, class A ordinary shares	23,000,000
Basic and diluted net income per share, class A ordinary shares	$0.39
Basic and diluted weighted average share outstanding, class B ordinary shares	5,750,000
Basic and diluted net income per share, class B ordinary shares	$0.39
Weighted average shares outstanding, basic and diluted		100,795,106			342,992,169			272,605,536
Basic and diluted income (loss) per share		$(1.58)			$(0.45)			$(0.56)

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The Business Combination will be accounted based on the note the “Anticipated Accounting Treatment” presented above.

The Unaudited Pro forma Combined Balance Sheet as of December 31, 2022, assumes that the Business Combination occurred on December 31, 2022. The Unaudited Pro forma Combined Statements of Operations and Comprehensive Loss for the year ended December 31, 2022, presents the pro forma effect of the Business Combination as if it had been completed on January 1, 2022. These periods are presented on the basis of the Accounting Predecessor being the accounting acquirer.

The Unaudited Pro Forma Combined Balance Sheet as of December 31, 2022 has been prepared using, and should be read in conjunction with, the following:

•the Accounting Predecessor’s audited consolidated balance sheet as of December 31, 2022 and the related notes, included in the Wejo 2022 Annual Report on Form 10-K, as filed with the SEC on April 3, 2023; and

•TKB’s audited balance sheet as of December 31, 2022 and the related notes, incorporated by reference within Exhibit 99.1 in this Form 8-K.

The Unaudited Pro Forma Combined Statement of Operations and Comprehensive Loss for the year ended December 31, 2022 has been prepared using, and should be read in conjunction with, the following:

•the Accounting Predecessor’s audited consolidated statement of operations and comprehensive loss for the year ended December 31, 2022 and the related notes, included in the Wejo 2022 Annual Report on Form 10-K, as filed with the SEC on April 3, 2023; and

•TKB’s audited statement of operations for the year ended December 31, 2022 and the related notes, incorporated by reference within Exhibit 99.1 in this Form 8-K.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments (“Transaction Accounting Adjustments”). As the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

The unaudited pro forma combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Holdco. They should be read in conjunction with the audited financial statements and notes thereto of each of TKB and Accounting Predecessor included in the Wejo 2022 Annual Report on Form 10-K, as filed with the SEC on April 3, 2023 or incorporated by reference within Exhibit 99.1 in this Form 8-K.

The unaudited pro forma financial information has been prepared using the exchange ratio of 20.82 which has been calculated based on the weighted average trading price of last fifteen (15) consecutive trading days through

March 31, 2023 which is $0.54. The exchange ratio can change significantly based on the changes in the share price of the Accounting Predecessor.

The unaudited pro forma combined financial information does not reflect the income tax effects of the pro forma adjustments. Management believes this unaudited pro forma combined financial information to not be meaningful given the combined company has incurred significant losses during the historical periods presented.

The column “Redemption of TKB Class A Shares” depicts the adjustment to cash available pursuant to the redemption of their TKB Class A Shares on January 27, 2023. The number of TKB Class A Shares tendered for redemption was 17,533,296. Further, 5,650,000 Sponsor shares were converted to TKB Class A Shares. The vote was completed on January 18, 2023. As a result of the redemptions, TKB has 11,116,704 TKB Class A Shares outstanding, of which the Sponsor holds 5,650,000 shares. The impact of the redemptions is shown under the column “Redemption of TKB Class A shares” on the Unaudited Pro Forma Combined Balance Sheet as of December 31, 2022.

The unaudited pro forma combined financial statements contained herein assumes that TKB’s shareholders approve the Business Combination. TKB’s Public Shareholders may elect to redeem their TKB Class A Shares for cash even if they approve the Business Combination. TKB cannot predict how many of its TKB Public Shareholders will exercise their right to have their TKB Class A Shares redeemed for cash. Therefore, Holdco has elected to provide the unaudited pro forma combined financial information under two different redemption scenarios below, which produce different allocations of total equity between holders of the common shares. Refer to footnote (3) in the table below for an explanation of how the total shares to be issued were calculated and a sensitivity to changes in share price.

•Assuming No Redemptions – This scenario assumes that none of TKB’s Public Shareholders will exercise their right to have their TKB Class A Shares redeemed for cash.

•Assuming Maximum Redemptions – This scenario assumes that holders of the maximum number of Public Shares that could be redeemed for cash while still leaving sufficient cash available to consummate the Business Combination, will exercise their right to have their Public Shares redeemed for cash. This scenario is based on the condition, laid out in the organizational documents of TKB, which requires that the net tangible assets of TKB cannot be less than $5,000,001 as on the date of business combination. Accordingly, the maximum permitted number of 3,380,739 TKB Class A Shares which can be redeemed have been considered as redeemed by the shareholders of TKB which has been calculated taking into consideration the transaction costs and operating expenses expected to be incurred by TKB through the date of the Business Combination.

Both scenarios consider the redemption of 17,533,296 shares already made by the shareholders in accordance with the extraordinary general meeting of TKB’s shareholders which was completed on January 27, 2023.

Pursuant to the Business Combination Agreement, a condition for Closing is that, in the reasonable and good faith assessment of each Wejo and TKB, at the Effective Time, there is available cash on hand at Wejo or available cash to be borrowed pursuant to binding contractual commitments from third parties, in such amounts that, together with (A) the net proceeds of amounts in the Trust Account (net of Transaction Expenses and following the TKB Share Redemption), (B) any irrevocable and binding financing commitments entered into pursuant to the Business Combination Agreement and (C) any non-binding financing commitments or other sources of income that in the reasonable determination of Wejo are reasonably expected to be available following the Closing, will be sufficient to fund ordinary course working capital and other general corporate purposes of the Company in accordance with its mid-term business plan. TKB and Wejo are actively seeking additional financing through a Future PIPE and other financings to meet such condition under the Business Combination Agreement. As of March 31, 2023 Wejo entered into a non-binding letter of intent with a strategic investor to anchor the PIPE with a potential $20.0 million investment. However, if such Future PIPE and other financings together with the cash held in the

Trust Account are not sufficient to meet the foregoing closing condition, TKB and Wejo can either waive such closing condition under the Business Combination Agreement or elect to terminate the Business Combination pursuant to the terms of the Business Combination Agreement. The unaudited pro forma combined financial information presents the Business Combination with no Future PIPE.

The actual results are subject to change based on changes in Wejo’s share price based on the Exchange Ratio and cash available in the Trust Account but otherwise will be within the parameters described by the two scenarios. However, there can be no assurance regarding which scenario will be closest to the actual results.

The following table summarizes the pro forma shares outstanding at Closing on a combined basis assuming an Exchange Ratio of 20.82 based on the 15-day volume weighted average price (VWAP) of $0.54 of Wejo Common Shares through March 31, 2023:

	Assuming No Redemptions		Assuming Maximum Redemptions
	Number of Outstanding Shares	Percentage of Outstanding Shares	Number of Outstanding Shares	Percentage of Outstanding Shares
Accounting Predecessor Stockholders (1)	109,461,562	31.9%	109,461,562	40.2%
TKB Sponsor and Directors (2)(5)	119,714,400	34.9%	119,714,400	43.9%
Former TKB Class A Public Shareholders (3)(4)	113,816,207	33.2%	43,429,574	15.9%
Total	342,992,169	100.0%	272,605,536	100.0%
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(1)Reflects Holdco Common Shares issuable upon the exchange of Wejo Common Shares. In all redemption scenarios, does not include the following dilutive securities outstanding as of December 31, 2022 (i) 11,500,000 Wejo Common Shares exercisable in respect of 11,500,000 Wejo Public Warrants, (ii) 6,600,000 Wejo Exchangeable Rights that Wejo assumed as part of the business combination with Virtuoso, each of which entitles the holder to exchange one Wejo Exchangeable Right for one Wejo Common Shares at an exercise price of $11.50 per Wejo Common Share, subject to adjustment, or cash, at Wejo Bermuda’s option, (iii) 11,329,141 Wejo Common Shares exercisable in respect of 3,776,380 Wejo PIPE Warrants, (iv) 6,000,000 Earn-out shares with a specified price of $15.00 per share for the first earn-out period, $18.00 per share for the second earn-out period, $21.00 per share for the third earn-out period and $24.00 per share for the fourth earn-out period, (v) 2,009,136 Wejo Share Options outstanding to purchase an equivalent number of Wejo Common Shares as of December 31, 2022 under the Wejo 2021 Equity Incentive Plan, such Wejo Share Options vest through 2025, and (vi) 11,444,846 Wejo RSUs outstanding as of December 31, 2022 under the Wejo 2021 Equity Incentive Plan, such Wejo RSUs vest through 2025, of which, 6,747,335 Wejo RSUs vest through 2025 and 4,697,511 vest upon the satisfaction of certain conditions. (vii) an aggregate amount of up to 1,190,476 Wejo Common Shares that may be acquired by GM Holdings, at its option, at an exercise price of $0.75112 per Wejo Common Share, subject to certain adjustments and the GM Blocker pursuant to the GM Warrants, and (viii) an aggregate amount of up to 12,449,734 Wejo Common Shares that may be acquired by GM Holdings, at its option, at a conversion price of $0.80323 per Wejo Common Share, subject to certain adjustments and the GM Blocker, pursuant to the GM Convertible Note.
(2)Represents Founder Shares held by the Sponsor and TKB’s independent directors.
(3)On January 6, 2023, TKB filed an Extension Proxy Statement for an extraordinary general meeting of its shareholders to be held on January 23, 2023 to consider and act upon a proposal to extend the date by which TKB must complete an initial business combination to June 29, 2023. The number of Class A Ordinary Shares tendered for redemption prior to the redemption deadline was 17,533,296. Following the effectiveness of the extension, TKB had 11,116,704 Class A Ordinary Shares outstanding, of which the TKB Sponsor holds 5,650,000 shares and 100,000 Class B Ordinary Shares held by the TKB independent directors. Converted using the Exchange Ratio of 20.82 based on the 15-day VWAP of $0.54 of Wejo Common Shares through March 31, 2023.

If the share price of Wejo rose by 10 cents, the Accounting Predecessor Stockholders would hold 35.7% in Holdco under minimum redemption scenario and 44.3% in the maximum redemption scenario.

	Assuming No Redemptions		Assuming Maximum Redemptions
	Number of Outstanding Shares	Percentage of Outstanding Shares	Number of Outstanding Shares	Percentage of Outstanding Shares
Accounting Predecessor Stockholders (1)	109,461,562	35.7%	109,461,562	44.3%
TKB Sponsor and Directors (2)(5)	101,027,500	33.0%	101,027,500	40.9%
Former TKB Class A Public Shareholders (3)(4)	96,049,989	31.3%	36,650,405	14.8%
Total	306,539,051	100.0%	247,139,467	100.0%
______________
(4)Does not include 11,500,000 or 10,750,000 TKB Assumed Warrants representing the right to purchase one Holdco Common Share at a price of $11.25 per share based on the Exchange Ratio of 20.82 using the 15-day VWAP through March 31, 2023 of $0.54 per Wejo Common Share.
(5)Does not include the impact of the Sponsor Voting Agreement, pursuant to which the Sponsor shall, immediately prior to, and subject to the Closing, forfeit up to an aggregate of 1,725,000 Founder Shares and 3,225,000 TKB Private Warrants (which shall be inclusive of any Founder Shares and TKB Private Warrants that Sponsor has agreed to forfeit in favor of the Forward Purchasers) as Sponsor may determine in its sole discretion (collectively, the “Sponsor Inducement Securities”), in order to secure the financing commitments referred to in the Business Combination Agreement or private investments in public equity of TKB, non-redemptions of Public Shares from existing TKB shareholders; provided that with respect to any Sponsor Inducement Securities that are not forfeited by Sponsor at or prior to the Closing, 50% of such non-forfeited Sponsor Inducement Securities shall be transferred to Wejo effective immediately upon Closing.

Note 2 — Conforming Accounting Policies

During the preparation of the unaudited pro forma combined financial information, management performed an initial review of the accounting policies of TKB to determine if differences in accounting policies require reclassification or adjustment. As a result of that review, management did not become aware of any material differences between the accounting policies of the two companies, other than certain reclassifications necessary to conform TKB to the Accounting Predecessor’s financial statement presentation. These reclassifications are described in Note 4 below. When management completes a final review of TKB’s accounting policies, additional differences may be identified that, when conformed, could have a material impact on the unaudited pro forma combined financial information.

Note 3 — Adjustments to Unaudited Pro Forma Combined Financial Information

The unaudited pro forma combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The pro forma combined financial information does not include an income tax adjustment. Upon closing of the Business Combination, it is likely that the combined company will record a valuation allowance against the total U.S. and state deferred tax assets as the recoverability of the tax assets is uncertain. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.

Transaction Accounting Adjustments

The transaction accounting adjustments included in the unaudited pro forma combined balance sheet as of December 31, 2022 are as follows:

3(a)Represents transaction accounting adjustments to cash and cash equivalents:

(Dollars in thousands)	Transaction Accounting Adjustments (Assuming No Redemptions)	Transaction Accounting Adjustments (Assuming Maximum Redemptions)
TKB cash held in Trust Account (1)	$56,844	—
Future PIPE	—	—
Payment of transaction costs (2)(6)	(11,100)	—
Payment of deferred underwriting fees (3)	(8,800)	—
Repayment of GM Convertible Note (4)(6)	(12,000)	4,485
Repayment of interest on Bridge Financing	(1,430)	—
Redemption of TKB Public Shareholders (5)	—	(35,396)
Total transaction accounting adjustments	$23,514	(30,911)
__________________
(1)Represents the reclassification of cash held in the Trust Account to cash and cash equivalents that becomes available following the Business Combination and excludes $0.78 million of interest earned prior to redemption.
(2)Represents payment of other transaction costs of $3.53 million incurred by Accounting Predecessor for legal, financial advisory and other professional fees incurred in consummating the Business Combination. The unaudited pro forma combined balance sheet reflects Accounting Predecessor costs as a reduction of cash with a corresponding decrease in additional paid-in capital of $2.88 million, accrued liabilities of $0.61 million and accumulated deficit of $0.03 million. Additionally, this includes transaction costs incurred by TKB in the amount of $7.57 million cash with a corresponding decrease in additional paid-in capital of $5.86 million, accrued liabilities of $1.66 million and accumulated deficit of $0.05 million.
(3)Represents payment of deferred underwriting fees incurred as part of TKB’s IPO committed to be paid upon the consummation of the Business Combination.
(4)Represents the repayment obligations under the GM Secured Note. The repayment obligations differ based on the total capital raised by the Accounting Predecessor. Under the No Redemption scenario $12.0 million is payable to GM Holdings which includes $11.39 million which was the fair value of the GM Secured Note at December 31, 2022 and a loss of $0.61 million on a change in the fair value of the note upon repayment. Under the Maximum Redemption scenario the amount payable to GM Holdings is reduced by $4.49 million, which includes $4.26 million applied to the fair value of the GM Secured Note and a reduction of $0.23 million of the loss related to the change in the fair value of the note upon repayment.
(5)Reflects the maximum redemptions scenario in which 3,380,739 of TKB Class A Shares are redeemed for $35.40 million at a redemption price of $10.47 per share, of which $35.28 million is recorded as a decrease in additional paid-in capital, $0.07 million as a decrease to Holdco shares at $0.001 par value and $0.05 million decrease in accumulated deficit for the transaction costs allocated to the warrant liability.
(6)Reflects the $0.61 million loss on the change in the fair value of the GM Secured Note referred to in (4), above and $0.07 million of the Transaction costs from (2) above.

3(b)Represents the reclassification of $56.84 million of Public Shares subject to possible redemption from mezzanine equity to permanent equity. The unaudited pro forma combined balance sheet reflects the reclassification with a corresponding increase of $56.84 million to additional paid in-capital and an increase of $0.003 million to TKB Class A Shares.

3(c)The following table represents the impact of the Business Combination on TKB Class A Shares:

(Dollars in thousands)	Transaction Accounting Adjustments (Assuming No Redemptions)	Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions)
TKB Class A Shares (1)	—	—
Conversion of TKB Class B Shares into TKB Class A Shares (2)	(1)	—
Conversion of TKB Class A Shares into Holdco Common Shares 3(b)	—	—
Total transaction accounting adjustments	(1)	—
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(1)Represents the reclassification of approximately 5,466,704 and 2,085,965 shares of TKB Class A Shares not previously redeemed by TKB shareholders to permanent equity at a par value of $0.0001 in the No Redemption and Maximum Redemption scenarios, respectively.
(2)The adjustment converts par value of TKB’s Class B Ordinary Shares to Class A Shares as a result of Business Combination

3(d)The following table represents the impact of the Business Combination on Holdco Common Shares:

(Dollars in thousands)	Transaction Accounting Adjustments (Assuming No Redemptions)	Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions)
Conversion and Recapitalization of TKB Ordinary Shares and Wejo Common Shares (1)	343	—
Redemption of TKB Public Shareholders (2)	—	(71)
Total transaction accounting adjustments	343	(71)
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(1)Represents the reclassification of approximately 11,116,704 shares of TKB Class A Shares to 231,448,618 Holdco Common Shares at a par value of $0.0001 and of 109,461,562 shares of Accounting Predecessor to 109,461,562 Holdco Common Shares.
(2)Represents the maximum redemption scenario where 3,380,739 TKB Class A Shares are redeemed.

3(e)The following table represents the impact of the Business Combination on additional paid-in capital:

(Dollars in thousands)	Transaction Accounting Adjustments (Assuming No Redemptions)	Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions)
Payment of transaction costs – Wejo 3(a)(2)	(2,887)	—
Reclassification of TKB’s redeemable shares	56,844	—
Payment of transaction costs – TKB 3(a)(2)	(5,865)	—
Elimination of historical TKB accumulated deficit (1)	(10,533)	—
Conversion and Recapitalization of TKB 3(c)(1)	(233)	—
Redemption of TKB Public Shareholders	—	(35,281)
Total transaction accounting adjustments	37,326	(35,281)
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(1)Reflects the reclassification of TKB’s historical accumulated deficit to additional paid-in-capital in connection with the consummation of the Business Combination.
3(f)Reflects the reclassification of TKB’s historical accumulated deficit to additional paid in-capital in connection with the consummation of the Business Combination and the premium on the repayment of Bridge Financing.
3(g)Reflects the transaction cost incurred as of December 31, 2022, recorded within accrued expenses and other current liabilities.
3(h)Reflects the reversal of money market interest received from the funds held in trust account.

Note 4 — Net loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2022. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

	Year ended December 31, 2022
(U.S. dollars in thousands, except share data)	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Net Loss	$(153,506)	$(153,278)
Weighted average shares outstanding — basic and diluted	342,992,169	272,605,536
Net loss per share — basic and diluted	(0.45)	(0.56)
Accounting Predecessor Stockholder	109,461,562	109,461,562
TKB Sponsor and Directors	119,714,400	119,714,400
Former TKB Class A Public Shareholders	113,816,207	43,429,574
Future PIPE Investors	—	—
Total	342,992,169	272,605,536

Wejo and TKB potentially dilutive securities, which include stock options and warrants, have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted-average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to shareholders is the same. The following potentially dilutive securities have been excluded from the calculation of diluted net loss per share due to their anti-dilutive effect:

	Year ended December 31, 2022
	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Wejo Public Warrants to purchase common shares	11,500,000	11,500,000
Wejo Exchangeable Rights	6,600,000	6,600,000
Wejo Earn-out shares	6,000,000	6,000,000
Wejo RSUs	11,444,846	11,444,846
Wejo Share Options	2,009,136	2,009,136
Wejo PIPE Warrants	3,776,380	3,776,380
Wejo GM Convertible Note	12,449,734	12,449,734
Wejo GM Warrants to purchase common shares related to GM Securities Purchase Agreement	1,190,476	1,190,476
TKB Public Warrants to purchase TKB Class A ordinary shares	11,500,000	11,500,000
TKB Private Warrants to purchase TKB Class A ordinary shares	10,750,000	10,750,000
Total	77,220,572	77,220,572

SELECTED DEFINITIONS

Unless otherwise indicated or the context otherwise requires, when used in these Proforma Financial Statements:

“Business Combination” means, jointly, the TKB Merger and the Wejo Merger.

“Cayman Companies Act” means the Companies Act (As Revised) of the Cayman Islands.

“Cayman Constitutional Documents” means TKB’s amended and restated memorandum and articles of association.

“Combination Period” means the period of time in which TKB has to consummate its initial business combination pursuant to the Cayman Constitutional Documents, which currently ends on June 29, 2023, subject to extension.

“Extension” means the extension of the date by which TKB is required to complete its initial business combination to June 29, 2023.

“Effective Time” means, jointly, the Wejo Effective Time and the TKB Effective Time.

“Founder Shares” means all of the 5,750,000 TKB Class B Shares issued prior to the consummation of the TKB IPO, of which, 5,650,000 TKB Class B Shares were converted into 5,650,000 TKB Class A Shares on a one-for-one basis effective as of January 18, 2023 and the remaining 100,000 TKB Class B Shares will be converted into 100,000 TKB Class A Shares immediately prior to the TKB Merger.

“Future PIPE” means the sale of securities of Holdco for the purpose of raising additional funds for the transactions contemplated by the Business Combination Agreement.

“GM” means General Motors Company.

“GM Blocker” means the “blocker” provision included in each of the GM Convertible Note and the GM Warrant, which prohibits the conversion of any portion of the GM Convertible Note or the exercise of any portion of the GM Warrant if, after giving effect to such conversion and/or exercise, the holder together with the other Attribution Parties (as defined in the GM Convertible Note and the GM Warrant) would beneficially own in excess of 19.99% of the outstanding Wejo Common Shares.

“GM Convertible Note” or “Wejo SCN” means the secured convertible note issued to GM Holdings in connection with the Securities Purchase Agreement on December 16, 2022, in an aggregate principal amount of $10,000,000.

“GM Entities” means, collectively, GM Holdings, GM and their affiliates.

“GM Holdings” means General Motors Holdings LLC.

“GM Warrant” means the warrants issued to GM Holdings in connection with the Securities Purchase Agreement on December 16, 2022.

“Holdco” means Wejo Holdings Ltd., an exempted company limited by shares incorporated under the laws of Bermuda and a direct, wholly-owned subsidiary of Wejo.

“Holdco Common Share” means each common share of Holdco, par value $0.001 per share.

“Holdco Warrants” means each warrant exercisable for Holdco Common Shares, and includes the Wejo Assumed Warrants and the TKB Assumed Warrants.

“Merger Sub 1” means Green Merger Subsidiary Limited, an exempted company incorporated under the laws of the Cayman Islands.

“Merger Sub 2” means Wejo Acquisition Company Ltd., an exempted company limited by shares incorporated under the laws of Bermuda.

“Merger Subs” means, jointly, Merger Sub 1 and Merger Sub 2.

“Public Shares” means the TKB Class A Shares which were initially issued as a component of the TKB Units.

“Redemption Rights” means, the right for a holder of Public Shares to demand that TKB redeems all or a portion of their Public Shares in accordance with the Cayman Constitutional Documents.

“Registration Rights Agreement” means the agreement to be entered concurrently with the Closing of the Business Combination among the TKB Insiders, the other holders of Holdco Common Shares party thereto and Holdco in the form which is attached to this joint proxy statement/prospectus as Annex F.

“RSU” means restricted share unit.

“Securities Purchase Agreement” means the agreement entered into with GM Holdings under which Wejo issued and sold to GM Holdings the Wejo SCN in the aggregate principal amount of $10.0 million, and the GM Warrants to acquire up to an aggregate amount of 1,190,476 common shares at an exercise price of $0.75112 per common share

“Sponsor Voting Agreement” means the agreement entered into by and between Holdco, the Sponsor and certain other shareholders of TKB in connection with the execution of the Business Combination Agreement on January 10, 2023.

“Stout” means Stout Risius Ross, LLC, TKB’s fairness opinion provider.

“TKB” means TKB Critical Technologies 1, an exempted company incorporated under the laws of the Cayman Islands.

“TKB Board” means the board of directors of TKB.

“TKB Class A Share” means each class A ordinary share, par value $0.0001 per share, of TKB.

“TKB Class B Share” means each class B ordinary share, par value $0.0001 per share, of TKB.

“TKB Ordinary Shares” means, jointly, the TKB Class A Shares and the TKB Class B Shares.

“TKB Effective Time” means the time at which the TKB Merger becomes effective.

“TKB Insiders” means the TKB Sponsor and each independent director of TKB holding Founder Shares.

“TKB IPO” means the initial public offering of TKB Units.

“TKB Meeting” means the extraordinary general meeting to be held among the shareholders of TKB in relation to the Business Combination.

“TKB Merger” means the merger of Merger Sub 1 with and into TKB, with TKB continuing as the surviving company.

“TKB Private Warrant” means each whole warrant of TKB entitling the holder to purchase one TKB Class A Share per whole warrant, initially issued in a private placement occurring simultaneously with the TKB IPO.

“TKB Public Shareholder” means a holder of Public Shares.

“TKB Public Warrant” means each whole warrant of TKB entitling the holder to purchase one TKB Class A Share per whole warrant, initially issued as a component of the TKB Units.

“TKB Sponsor” means TKB Sponsor I, LLC.

“TKB Unit” means the units issued by TKB in the TKB IPO, each consisting of one TKB Class A Share and one-half of one TKB Public Warrant.

“TKB Warrants” means, jointly, the TKB Public Warrants and the TKB Private Warrants.

“Trust Account” means the trust account of TKB maintained by Continental Stock Transfer & Trust Company, acting as trustee, pursuant to the Trust Agreement.

“Trust Agreement” means the Investment Management Trust Agreement, dated October 26, 2021, by and between TKB and Continental Stock Transfer & Trust Company, acting as trustee (as it may be amended, including to accommodate the Extension).

“Wejo” means Wejo Group Limited, an exempted company limited by shares incorporated under the laws of Bermuda.

“Wejo Board” means the board of directors of Wejo.

“Wejo Common Shares” means common shares, par value $0.001 per common share, of Wejo.

“Wejo 2022 Annual Report” means Wejo’s Annual Report on Form 10-K, for the year ended December 31, 2022, filed with the SEC on April 3, 2023.

“Wejo Effective Time” means the time at which the Wejo Merger becomes effective.

“Wejo Merger” means the merger of Merger Sub 2 with and into Wejo, with Wejo continuing as the surviving company.

“Wejo Special Meeting” means the extraordinary general meeting to be held among the shareholders of Wejo in relation to the Business Combination.

“Wejo Voting Agreement” means the agreement entered into by and between TKB and certain shareholders of Wejo in connection with the execution of the Business Combination Agreement on January 10, 2023.

“Wejo Warrant” means each warrant to purchase Wejo Common Shares issued and outstanding pursuant to the Wejo Warrant Agreement.

“Wejo PIPE Warrants” means the warrants issued in connection with the subscription agreements with various investors on July 27, 2022.

“Legacy Wejo” means Wejo Limited (a private limited liability company incorporated under the laws of England and Wales on December 13, 2013).